UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2020 (February 11, 2020)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 West 26th Street, 9th Floor, New York, New York 10001

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting of the stockholders of Sequential Brands Group, Inc. (the “Company”) was held on February 11, 2020. The stockholders of the Company voted as follows on the matters set forth below.

1.       To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split. The stockholders approved the vote to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1 share-for-10 shares up to a ratio of 1 share-for-40 shares, to be determined by the our Board of Directors, based on the following votes:

			Broker
For	Against	Abstain	Non-Votes
48,013,301	5,302,296	398,940	-

2.       To approve, if necessary, the adjournment of the special meeting to solicit additional proxies in favor of the reverse stock split proposal. The stockholders approved the vote to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the reverse stock split proposal, based on the following votes:

			Broker
For	Against	Abstain	Non-Votes
48,462,491	4,679,460	572,586	-

The special meeting was not adjourned because the prior proposal was approved by the affirmative vote of a majority of the shares of common stock entitled to vote at the meeting.

The Company plans to effect the reverse stock split approximately sixty to seventy-five days following the announcement of the results of the special meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: February 12, 2020	By:	/s/ Daniel Hanbridge
	Name:	Daniel Hanbridge
	Title:	Senior Vice President & Interim Chief Financial Officer